Exhibit 10.3

FORM OF AMENDMENT

TO THE

STOCK OPTION AGREEMENT

WHEREAS, Blue Acquisition Group, Inc. (the “Company”) has granted options to purchase common stock of the Company (“Options”) pursuant to that certain Stock Option Agreement (the “Option Agreement”) pursuant to the 2011 Stock Incentive Plan for Key Employees of Blue Acquisition Group, Inc. and its Affiliates, as such plan may be amended from time to time (the “Plan”), and all capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Option Agreement; and

WHEREAS, Article 10 of the Plan authorizes the Committee (as such term is defined in the Plan) to amend the terms of outstanding Options so long as such amendment does not materially impair the rights of the holder of such Options (the “Optionee”); and

WHEREAS, the Company now desires to amend the Option Agreement to provide the Optionee with certain additional opportunities to become vested in the Performance Option in the event of a Stock Change in Control (as defined below) occurring prior to March 8, 2016; and

WHEREAS, the Company by resolution of the Committee has duly approved such amendment set forth below.

NOW, THEREFORE, the Option Agreement is hereby amended as follows:

1.     Section 1.16 of the Option Agreement is hereby amended by deleting such section and replacing it in its entirety with the following:

“Section 1.16 Stock Change in Control

“Stock Change in Control” shall mean a Change in Control event in which the Sponsors receive or retain shares of common stock or other equity or debt securities or other property in consideration, in whole or in part, for their direct or indirect interests in the Company (any such stock, securities and other property, “Stock Consideration”).

Section 1.17 Stock Consideration Value

“Stock Consideration Value” shall mean the per share fair market value of any Stock Consideration, as determined on the date of the corresponding Change in Control event by the Board in effect as of immediately prior to such event pursuant to the governing transaction agreements of such event, to the extent applicable, and if not reasonably ascertainable by such agreements, as shall be determined reasonably and in good faith by the Board at such time, for purposes of Section 3.1(c)(iii) of this Agreement.

Section 1.18 Time Option

“Time Option” shall mean the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of the number of shares of Common Stock set forth on Schedule B hereof opposite the term Time Option.”

2.     Section 3.1(c)(ii) of the Option Agreement is hereby amended by deleting such section and replacing it in its entirety with the following:

“(ii) any then unvested portion of the Performance Option shall become immediately vested and exercisable as to 100% of the shares of Common Stock subject to such Option immediately prior to a Change in Control only if such Change in Control is a Realization Event upon which the Sponsors achieve a Sponsor MOIC (including a Sponsor MOIC that is implied by a Sponsor IRR, as applicable) that is equal to or greater than the Ceiling Vesting Target; provided, further, that in the event the Committee determines in its discretion pursuant to the terms of Section 9(b)(i) of the Plan that the Performance Option shall be canceled in a Stock Change in Control that occurs prior to the fifth anniversary of the Closing Date, the value of the consideration to be determined by the Committee for purposes of this Section 3.1(c)(ii) and Section 9(b)(i) of the Plan shall include the Stock Consideration Value; and

(iii) notwithstanding anything else in this Agreement, in the event that Optionee’s employment is terminated without Cause by the Company or for Good Reason by the Optionee following a Stock Change in Control that occurs prior to the fifth anniversary of the Closing Date, then on the date of such termination, any then unvested portion of the Performance Option (including any Option into which the Performance Option may be converted in the Stock Change in Control) still outstanding, if any, shall become immediately vested and exercisable as to 100% of the shares of Common Stock subject to such Option if, as of the date of the Stock Change in Control, the Stock Consideration Value had as of such date been taken into account as cash for purposes of determining whether the provision of Section 3.1(c)(ii) above should have applied.”

3.      Section 3(d) of the Option Agreement is hereby amended by deleting such section and replacing it in its entirety with the following:

“(d) Forfeit of Options on Termination of Employment. Notwithstanding the foregoing but except as provided in Section 3.1(a)(iii), 3.1(b) and 3.1(c)(iii), as applicable, no Option shall become exercisable as to any additional shares of Common Stock upon or following the termination of employment of the Optionee for any reason and any Option, which is unexercisable as of the Optionee’s termination of employment, shall immediately expire without payment therefor.”

4.      The definitions of “Cause”, “Disability” and “Good Reason” shall, to the extent applicable, be determined pursuant to the Employment Agreement.

5.      The Option Agreement (along with Schedule A and Schedule B to the Option Agreement), as amended as provided above, shall continue in full force and effect in accordance with its terms.

6.      This amendment is effective as of December 8, 2011.

IN WITNESS WHEREOF, this amendment is hereby executed on behalf of the Company.

BLUE ACQUISITION GROUP, INC.

By:
Name:
Title:

Acknowledged and agreed this      day of                 , 2011.

[NAME]